EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 2016 relating to the financial statements of Xchanging plc and subsidiaries, which appears in the Registration Statement on Form 10 of Everett SpinCo, Inc. filed on February 14, 2017 (File No. 000-55712), as amended.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

March 30, 2017